                                                                   EXHIBIT 10.22


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, STATE SECURITIES STATUTES AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.



                                     WARRANT

                                       TO

                            PURCHASE 1,200,000 SHARES

                                       OF

                                  COMMON STOCK

                                       OF

                           INTERNETWORK EXPERTS, INC.


         This Warrant dated as of February 26, 2004 ("Warrant") certifies that, for good and valuable consideration, Internetwork Experts, Inc., a Delaware corporation (the "Company"), grants to I-Sector Corporation, a Delaware corporation (the "Warrantholder"), subject to the terms and conditions set forth herein, the right to subscribe for and purchase from the Company: one million two hundred thousand (1,200,000) shares (the "Warrant Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), at a price per share of twenty five cents ($0.25) (the "Exercise Price"), during the period from and after 9:00 a.m. Houston, Texas time on the date of issuance of this Warrant and to and including 5:00 p.m. Houston, Texas time on February 26, 2014 (the "Expiration Date"). The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 5.

         1. DURATION AND EXERCISE OF WARRANT; LIMITATION EXERCISE PAYMENT OF TAXES.

                  1.1 Duration and Exercise of Warrant. The rights represented by this Warrant may be exercised at any time after six months from the date of grant by the Warrantholder in whole or in part by surrender of this Warrant, accompanied by the Exercise Form annexed hereto (the "Exercise Form") duly executed by the Warrantholder, delivered to the Secretary of the Company no fewer than five business days prior to the proposed effective date of exercise, specifying the number of shares to be acquired on, and the effective date of, such exercise. The Exercise Form and notice may be delivered to the office of the Company located at 15960 Midway Road, Suite 101, Addison, Texas 75001 (or such other office or agency of the Company as it may designate by notice to the Warrantholder at the address of such Warrantholder appearing on the books of the Company) during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which the Company is otherwise closed for business (a "Nonbusiness Day") on or after 9:00 a.m. Houston, Texas time on the Initial Exercise Date but not later than 5:00 p.m. on the Expiration Date (or 5:00 p.m. on the next succeeding Business Day, if the Expiration Date is a Nonbusiness
         Day), delivery of payment to the Company, by certified mail to the attention of the Secretary of the Company, in cash, or by certified check, bank cashier's check, or wire transfer. The Warrantholder may withdraw notice of exercise of the Warrant at any time prior to close of business on the business day preceding the proposed exercise date, and in this instance, the Company will return the Exercise Form to the Warrantholder. Certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 business days, thereafter. The stock certificates so delivered shall be in denominations of at least 1,000 shares each or such other denomination as may be specified by the Warrantholder and agreed upon by the Company, and shall be issued in the name of the Warrantholder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

                  1.2 Limitation on Exercise. If this Warrant is not exercised prior to 5:00 p.m. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease. The Warrant may not be exercised if the issuance of such Warrant Shares or the method of payment of the consideration for such Warrant Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board, or any rules or regulations of any stock exchange on which the Common Stock may be listed.

                  1.3 CASHLESS OR NET EXERCISE. NOTWITHSTANDING SECTION 1.1 ABOVE, THE WARRANTHOLDER, IN LIEU OF THE PAYMENT OF CASH OR CERTIFIED BANK CHECK FOR THE AGGREGATE EXERCISE PRICE FOR SHARES OF COMMON STOCK AS TO WHICH THIS WARRANT IS BEING EXERCISED, MAY ELECT BY WRITTEN NOTICE DELIVERED TO THE COMPANY AT THE TIME THE EXERCISE FORM IS DELIVERED TO THE COMPANY PURSUANT TO SECTION 1.1 ABOVE, TO EFFECT A "CASHLESS EXERCISE," IN WHICH CASE THE WARRANTHOLDER NEED NOT PAY THE AGGREGATE EXERCISE PRICE TO THE COMPANY IN CASH OR BY CERTIFIED BANK CHECK, AND EITHER (i) THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON SUCH EXERCISE SHALL BE REDUCED BY A NUMBER OF SHARES OF COMMON STOCK DETERMINED BY DIVIDING (x) THE AGGREGATE EXERCISE PRICE FOR ALL SHARES OF COMMON STOCK AS TO WHICH THIS WARRANT IS THEN BEING EXERCISED BY (y) THE CURRENT MARKET PRICE (AS SUCH TERM IS HEREINAFTER DEFINED) PER SHARE OF COMMON STOCK AT THE DATE OF SUCH EXERCISE, AND BY THEN

         ROUNDING DOWNWARD TO THE NEAREST WHOLE SHARE OF COMMON STOCK, OR (II) THE EXERCISE PRICE WILL BE PAID BY DELIVERY BY THE WARRANTHOLDER OF SHARES OF COMMON STOCK OWNED BY THE WARRANTHOLDER HAVING A CURRENT MARKET PRICE EQUAL TO THE EXERCISE PRICE.

                  1.4 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than of the then Warrantholder as reflected upon the books of the Company.

                  1.5 Transfer; Restriction on Transfer and Legend. This Warrant may only be exercised by the Warrantholder. This Warrant may only be assigned or transferred to (i) any successor to Warrantholder by reason of a merger, consolidation or statutory exchange of Warrantholder or any successor to all or substantially all of Warrantholder's assets; or
         (ii) any subsidiary or affiliate of Warrantholder; provided that Warrantholder owns voting stock of such subsidiary or affiliate entitling, Warrantholder to at least 80% of the voting power thereof in the election of directors.

                  1.6 Divisibility of Warrant. This Warrant may be divided into warrants representing one Warrant Share or multiples thereof, upon surrender at the principal office of the Company on any Business Day, without charge to any Warrantholder, except as provided below. The Warrantholder will be charged for reasonable out-of-pocket costs incurred by the Company in connection with the division of this Warrant into Warrants representing fewer than one thousand (1,000) Warrant Shares. Upon any such division, and, if permitted by subsection 1.5 and in accordance with the provisions thereof, the Warrants may be transferred or record to a name other than that of the Warrantholder of record; provided, however, that the Warrantholder shall be required to pay any and all transfer taxes with respect thereto.

         2. RESERVATION AND LISTING OF SHARES. All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issue. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and shall at its expense use all commercially reasonable efforts to procure such listing thereof (subject to official notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

         3. EXCHANGE, LOSS OR DESTRUCTION OF WARRANT. If permitted by subsection
1.5 or 1.6 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

         4. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsections 1.1, 1.5 and 1.6 or in Section 3.

         5. CERTAIN ADJUSTMENTS. The Exercise Price at which Warrant Shares may be purchased hereunder, and the number of Warrant Shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

                  5.1 Issuance of Additional Shares of Common Stock.

                           (a) If at any time the Company shall (except as
                  hereinafter provided) issue or sell any Additional Shares (as hereinafter defined) of Common Stock, other than Permitted Issuances (as hereinafter defined), in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Market Price (as hereinafter defined), then the Exercise Price and the number of shares of Common Stock for which this Warrant is exercised shall be adjusted as follows.

                                    (i) The Exercise Price shall be adjusted so
                           that it equals the Exercise Price in effect immediately prior to the issue or sale, multiplied by a fraction (A) the numerator of which is the sum of the number of shares of Common Stock outstanding immediately prior to the issue or sale multiplied by the Current Market Price plus the number of shares of Common Stock that could have been acquired at the Current Market Price immediately prior to the issue or sale using the aggregate consideration payable in the issue or sale; and (B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the issuance or sale plus the number of Additional Shares of shares of Common Stock issued.

                                    (ii) The number of shares of Common Stock
                           for which the Warrant is exercisable shall be adjusted to equal the number of shares of Common Stock for which the Warrant was exercisable immediately prior to the sale, multiplied by a fraction (A) the numerator of which is the Exercise Price after giving effect to the adjustment and (B) the denominator of which is the Exercise Price in effect immediately prior to the issue or sale.

                           (b) If at any time the Company shall (except as
                  hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Share of Common Stock less than the Exercise Price at the time the Additional Shares of Common Stock are issued, then the Exercise Price and the number of shares for which the Warrant is exercisable will be adjusted as follows:

                                    (i) The Exercise Price shall be adjusted to
                           equal (A) the Exercise Price for which this Warrant is exercisable prior to the adjustment (B) multiplied by a fraction, (x) the numerator of which is the sum of the number of shares of Common Stock outstanding immediately prior to the issue or sale multiplied by the Exercise Price then in effect, plus the aggregate consideration, if any, received by the Company upon the issue or sale, and (y) the denominator of which is the number of shares of Common Stock outstanding immediately prior to the issue or sale plus the number of Additional Shares of Common Stock issued.

                                    (ii) The number of shares of Common Stock
                           for which this Warrant is exercisable shall be adjusted to equal the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale, multiplied by a fraction, (A) the numerator of which is the Exercise Price after giving effect to the adjustment, and (B) the denominator of which is the Exercise Price in effect immediately prior to the issue or sale.

                           (c) If at any time the Company (except as hereinafter
                  provided) shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock which is less than the Current Market Price and the Exercise Price at the time the Additional Shares of Common Stock are issued, the adjustment required under this Section shall be made in accordance with the formula in paragraph (a) or (b) above which results in the lower Exercise Price following such adjustment.

                           (d) The provisions of Section 5.1(a), (b) and (c)
                  shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Sections 5.2 or 5.3. No adjustment of the number of shares of Common Stock for which a Warrant shall be exercisable shall be made under
                  Section 5.1(a), (b) and (c) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to
                  Section 5.2(a) or Section 5.2(b).

         For purposes of this Section 5.1, the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of the date upon which the Company shall (i) enter into a firm contract for the issuance of such shares or (ii) issue such shares.

                  5.2 Provisions Applicable to Section 5.1. For purposes of
         Section 5.1, the following subsections (a) through (k), inclusive, shall be applicable:

                           (a) Issuance of Warrants or Other Rights. If the
                  Company in any manner issues, sells, distributes or grants (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities (as hereinafter defined), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and if the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities is less than (i) the Exercise Price in effect immediately before the granting of such rights or options or (ii) the Current Market Price per share of Common Stock existing immediately before the granting of such rights or options, then the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date for the determination of the Current Market Price per share of Common Stock as hereinafter provided) be deemed to be outstanding and to have been issued for such price per share. The price per share for which shares of Common Stock are issuable upon the exercise of such right or options or upon conversion or exchange of such Convertible Securities shall be determined by dividing (1) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options. No further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities except as otherwise provided in subsection (d) below. For purposes of this subsection (b), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of the date upon which the Company shall (i) enter into a firm contract for the issuance of such rights or other options or (ii) issue such rights or other options.

                           (b) Issuance of Convertible Securities. If the
                  Company in any manner issues, sells, distributes or grants (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange shall be less than
                  (i) the Exercise Price in effect immediately prior to the time of such issue or sale or (ii) the Current Market Price per share of Common Stock existing immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date for the determination of the Current Market Price per share of Common Stock as hereinafter provided) be deemed to be outstanding and to have been issued for such price per share; provided however, except as otherwise specified in subsection (c) below, (1) no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made under other provisions of Sections 5.1 and 5.2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale. The price per share for which shares of Common Stock are issuable upon such conversion or exchange shall be determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. For purposes of this subsection (c), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of the date upon which (i) the Company shall enter into a firm contract for the issuance of such Convertible Securities or
                  (ii) such Convertible Securities are actually issued.

                           (c) Readjustment of Exercise Price. If (i) the
                  purchase price provided for in any rights or options referred to in subsection (b) above, or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in paragraph (b) or (c) above, or (iii) the rate at which any Convertible Securities referred to in subsection (b) or (c) above are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect shall be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such rights or options referred to in paragraph (b) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise in any such rights or options or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such Common Stock and had adjustments never been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

                           (d) Minimum Adjustment. If any adjustment of the
                  Exercise Price pursuant to Section 5.1 results in an adjustment of less than $.001 per share of Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.001 or more per share of Common Stock; provided, however, upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the mailing of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification, by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of $.001 per share (or such figure as last adjusted) shall be proportionately adjusted; provided, further, upon the exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

                           (e) Consideration for Dividends in Securities. If the
                  Company declares a dividend or makes any other distribution upon any stock of the Company payable in either case in Common Stock or Convertible Securities, such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (f) Consideration for Rights or Options. If any
                  rights or options to purchase any shares of Common Stock or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to the rights or options, the rights or options shall be deemed to have been issued without consideration.

                           (g) Determination of Consideration upon Payment of
                  Cash, Property or Merger. If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities are issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction of any accrued interest, dividends or any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities are issued for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value on the date of issue of the securities so issued by the Company, as determined in good faith by the Board of Directors of the Company, less any expenses incurred by the Company in connection therewith. If any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value thereof on the date of issue, as determined in good faith by the Board of Directors of the Company, for such portion of the assets and business of the non-surviving corporation as the Board of Directors shall attribute to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of subsection (n) below, shall be made after giving effect to such adjustment of the Exercise Price.

                           (h) Record Date. If the Company takes a record of the
                  holders of the Common Stock for the purpose of entitling them
                  (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then the record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of the dividend or the making of such other distribution or the date of the granting of the right of subscription or purchase, as the case may be.

                           (i) Shares Outstanding. The number of shares of
                  Common Stock deemed to be outstanding at any given time shall
                  (i) include shares of Common Stock issuable in respect of scrip certificates which have been issued in lieu of fractional shares of Common Stock, but (ii) exclude (1) shares of Common Stock in the treasury of the Company or any Subsidiary, (2) shares of Common Stock previously issued upon the exercise of the Warrant and (3) shares of Common Stock issuable upon the exercise of the Warrant.

                           (j) Splits and Combinations. If the Company at any
                  time subdivides its outstanding shares of Common Stock into a greater number of shares, (i) the number of shares of Common Stock for which the Warrant is exercisable immediately after the occurrence of such event shall be adjusted to equal the number of shares of Common Stock for which a holder of the same number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event would own or be entitled to receive after such event, and (ii) the Exercise Price in effect immediately before the subdivision shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock of the Company are combined into a smaller number of shares, the Exercise Price in effect immediately before the combination shall be proportionately increased.

                           (k) Reorganization, Reclassification or
                  Recapitalization of Company. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than (i) in the cases referred to in subsection (k) of this Section 5.2 and (ii) a change in par value, or from par value to no par value or from no par value to par value) or in case of the consolidation or merger of the Company with or into another corporation or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, and at the same aggregate Exercise Price. Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall make appropriate, written adjustments in the application of the provisions herein set forth satisfactory to the holders of Warrants entitled to purchase not less than a majority of the shares of Common Stock issuable upon the exercise thereof with respect to the rights and interests of the holders of Warrants so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and the successor entity and be approved by the holders of Warrants entitled to purchase not less than a majority of the shares of Common Stock issuable upon the exercise thereof.

                  5.3 Rights Offering. If the Company effects an offering of Common Stock pro rata among its stockholders, the Warrantholder shall be entitled, at its option, to elect to participate in each and every such offering as though this Warrant had been exercised and the Warrantholder were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which the Warrantholder is then entitled on the exercise hereof.

                  5.4 Notices.

                           (a) Upon any adjustment of the Exercise Price
                  pursuant to Section 5.1 or Section 5.2 above, a certificate signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company or (ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed (by first class mail, postage prepaid) to the Warrantholder specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant after giving effect to the adjustment of such number pursuant to Section 5.1 or Section
                  5.2. The certificate of any independent firm of certified public accountants of recognized national standing selected by the Board of Directors of the Company shall be conclusive evidence of the correctness of any computation made under
                  Section 5.1 or Section 5.2.

                           (b) In case the Company proposes to (i) pay any
                  dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail (by first class mail, postage prepaid) to the Warrantholder notice of such proposed action, which shall specify the date on which the books of the Company shall close, or a record to be taken, for determining holders of Common Stock entitled to receive such stock dividends or other distribution of such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by clause (iii) above at least 10 days prior to the date upon which such action takes place and 10 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

                           (c) Failure to file any certificate or notice or to
                  mail any notice, or any defect in any certificate or notice, pursuant to this Section 5.4, shall not affect the legality or validity of the adjustment of the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                  5.5 Certain Definitions. The following terms shall have the meanings indicated below:

                           (a) "Additional Shares of Common Stock" shall mean
                  all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Shares.

                           (b) "Convertible Securities" means evidences of
                  indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, additional shares of Common Stock, either immediately or upon a specified date or the happening of a specified event.

                           (c) "Current Market Price" per share of Common Stock
                  on any specified date means the highest of (a) the book value thereof as determined in accordance with generally accepted accounting principles but without any adjustment or reduction for the amount, if any, that may, under modification to generally accepted accounting principles after the date hereof, be required to be listed as an offset to or reserve against earnings or retained earnings by any firm of independent public accountants of recognized national standing selected by the Company, as at the last day of any month ending within 60 days immediately preceding such date or (b) the fair market value thereof as determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of such date or (c) the average of the daily market prices (determined as set forth in the next sentence), if any, for 30 consecutive business days commencing 45 business days before such date, except that for the purposes of Section 5.1(a) hereof the "Current Market Price" per share of Common Stock, shall mean the market price on the business day therein specified or (d) in the event that the Holder shall at its option request an appraisal, the appraised value thereof as determined by a national investment banking firm selected by the Holder and acceptable to the Company (the cost of such appraisal to be borne by the Company) determined without regard to the illiquidity of the investment represented by the Common Stock and without discount by reason of ownership of a minority interest. The market price for each such business day shall be the average of the last sale prices on such day on all domestic stock exchanges on which the Common Stock may then be listed, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchanges, or, if Common Stock is not then listed or admitted to trading on any domestic stock exchange, the market price for each business day shall be the average of the reported bid and asked prices on such day in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Company or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc., selected by the Company.

                           (d) "Permitted Issuances" shall mean (i) the issuance
                  of shares of Common Stock upon exercise of the Warrants, (ii) the issuance of shares of Common Stock pursuant to the securities identified on Exhibit A hereto; (iii) if there shall then be a public market for the Common Stock, the issuance of shares of Common Stock upon receipt by the Company of the Current Market Price therefor as described in clause
                  (a) of the definition of "Current Market Price" and (iv) at any time prior to the time there is a public market for the Common Stock, the issuance of shares of Common Stock, warrants or Convertible Securities on terms that are at least as favorable to the Company as terms that could be obtained in an arm's length transaction with third Persons not Affiliates of the Company and for consideration equal to the fair value of such shares as determined in good faith by a majority of disinterested members of the board of directors of the Company.

                  5.6 Voluntary Adjustment by the Company. The Company may, at its option, at any time during the term of the Warrant, reduce the then current Exercise Price to any amount, consistent with applicable law, deemed appropriate by the Board of Directors of the Company.

                  5.7 No Adjustment for Cash Dividends. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

         6. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company will (a) not change the par value of any shares of Common Stock receivable upon the exercise of this Warrant to an amount greater than the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than one share of Common Stock.

         Upon the request of the Warrantholder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to the Warrantholder, the continued validity of this Warrant and the Company's obligations under it.

         7. MISCELLANEOUS.

                  7.1 Entire Agreement. This Warrant [and the Registration Rights Agreement] constitutes the entire agreement between the Company and the Warrantholders with respect to this Warrant and Warrant Shares.

                  7.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

                  7.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and the Warrantholder. The Company, any Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

                  7.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                  7.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

                  7.6 Notices. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  (a) If to the Company, addressed to:

                      Internetwork Experts, Inc.
                      15960 Midway Road
                      Suite 101
                      Addison, Texas 75001

                      Attn: Mark T. Hilz

                  (b) If to the Warrantholder, addressed to the address of appearing on the books of the Company.

         Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third Business Day after the mailing thereof.

                  7.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                  7.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Current Market Price.

                  7.9 Rights of the Holder. The Warrantholder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

                  7.10 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in Texas.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.



                                              /s/ Mark T. Hilz
                                              ----------------------------------
                                              Mark T. Hilz, President

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)


         The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase _________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of Internetwork Experts, Inc., in the amount of $___________, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of I-Sector Corporation, and that such certificate be delivered to 6401 Southwest Freeway, Houston, Texas 77074.



Date:                                 Signature:
      -------------------                       --------------------------------

                                    EXHIBIT A

     SHARES SUBJECT TO OUTSTANDING OPTION, WARRANTS, CONVERSION RIGHTS, ETC.